UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2026

Jade Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40544	83-1377888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent St., Building 23 Suite 105 Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (781) 312-3013

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	JBIO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On June 29, 2026, Jade Biosciences, Inc. (the “Company”) entered into a License Agreement (the “JADE301 License Agreement”) with Paragon Therapeutics, Inc. (“Paragon”), pursuant to which Paragon granted the Company a royalty-bearing, worldwide, exclusive and sublicensable license to use, make, sell, import, export and otherwise exploit certain monospecific antibodies and products targeting an undisclosed target (the “Target”) in the field of prophylaxis, palliation, treatment and diagnosis of human disease and disorders in all therapeutic areas (the “Field”).

Under the terms of the JADE301 License Agreement, the Company is obligated to pay Paragon up to $22.0 million based on specific development and regulatory milestones, including a $1.5 million fee for nomination of a development candidate, which was paid in January 2026, and a further milestone payment of $2.5 million upon the first dosing of a human patient in a Phase 1 trial. On a product-by-product basis, the Company is obligated to pay sublicensing fees of up to approximately $20.1 million, mainly upon the achievement of commercial milestones. The Company will pay Paragon a low to mid-single-digit percentage royalty based on annual net sales of monospecific products in the Field and in the territory, and a mid-single-digit percentage royalty based on annual net sales of multispecific products in the Field and in the territory, subject to a 30% reduction if there is no valid patent covering the product in the country of sale. On a country-by-country basis, the royalty term for a product ends on the later of (i) the twelfth anniversary of the date of first sale of a Company product or (ii) the expiration of the last-to-expire valid patent covering the product in the country at issue.

Paragon will not conduct any new campaigns that generate monospecific antibodies targeting the Target in the Field for at least five years. The JADE301 License Agreement may be terminated on 60 days’ notice by us; on material breach without cure; and to the extent permitted by law, on a party’s insolvency or bankruptcy.

The foregoing is a summary description of certain terms of the JADE301 License Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the JADE301 License Agreement to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jade Biosciences, Inc.

Date: July 1, 2026	By:	/s/ Bradford Dahms
	Name:	Bradford Dahms
	Title:	Chief Financial Officer and Treasurer